Exhibit 10.16

			Lior Hessel
		c/o Organitech USA, Inc.
		Technion Science Park
		Nesher 36001
			Israel


				June 16, 2002


..
B.L.M. N.V.
Leopoldplaatz 10
Bus 7 - Antwerp
Belgium
Attention: Marcos Lande

Dear Marcos:

	This letter will confirm our agreement with respect to the voting of certain shares of common stock, par value $.001 per share (the "Common Stock"), of Organitech USA, Inc. (the "Company"). Reference is made to the Securities Purchase Agreement (the "Agreement") dated as of June 16th, 2002 by and between the Company and B.L.M. N.V. ("BLM"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

	We have agreed that following the Closing Date, and as long as BLM and its Affiliates, on the one hand, and I, on the other hand, beneficially own at least 1,000,000 shares of Common Stock each, BLM and its Affiliates and I will vote or cause the vote of all shares of Common Stock beneficially owned by us to be effected as a bloc (hereof - "the bloc"). To determine how such shares should be voted, I will consult with you or other designated representatives of BLM no later than 15 Business Days before (i) any matter is presented to the shareholders of the Company for their vote or (ii) either of us proposes to deliver a shareholder consent to the Company. In the event we cannot reach agreement on how any shares of Common Stock should be voted or whether consent should be given on a particular matter no later than 10 Business Days before the shareholder meeting or proposed delivery date for consents, we agree to submit the matter to non-binding arbitrator, who will have the right to decide how the bloc will vote. However, If the arbitrator will fail to make his decision, at least 2 business days before the shareholders meeting, the bloc will vote for postponing the decision in this meeting to a later date, until which we, if not the arbitrator, shall reach a decision.

	We shall agree that any decision by the board of directors of the Company regarding the selling of the company's assets, all of them or a substantial part of them, or the company's merge with another company in a merger in which the Company is not the survivor or the abandon of the current business of the Company shall require the unanimous agreement of the directors of the Company.

	This voting agreement shall cease to be of any force or effect on June 16th 2007 or, if earlier, at any time when an Event of Default has occurred and is continuing.

	If the foregoing reflects your understanding of our agreement, please so indicate by signing a copy of this letter where specified and returning it to me.

					Sincerely,
					/s/ Lior Hessel
					Lior Hessel
					CEO, OrganiTECH U.S.A. Inc.


Acknowledged and Agreed:

B.L.M. N.V.



By:_/s/ Marcos Lande___
     Name: Marcos Lande
     Title: Director